Exhibit 99.1

Willdan Reports Third Quarter 2010 Financial Results

ANAHEIM, Calif., November 11, 2010 (BUSINESS WIRE) — Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its third quarter ended October 1, 2010.

For the third quarter of 2010, Willdan reported total contract revenue of $20.7 million and net income of $0.8 million, or $0.11 per share.

Tom Brisbin, Willdan’s Chief Executive Officer, remarked: “Our business is growing, profitable, and more diverse in terms of both services and geographic reach than ever before. We have addressed the recession as ‘the new reality’ and have made, and will continue to make, adjustments necessary to move Willdan forward.

“I am optimistic about the future. We have strong growth opportunities across our business lines and markets.”

Third Quarter 2010 Results

For the third quarter of fiscal 2010, revenue was $20.7 million, up $6.1 million, or 41.8%, from revenue of $14.6 million for the comparable period last year. On a sequential basis, revenue was up $0.3 million, or 1.5%, from the second quarter of 2010.  Income from operations was $1.4 million for the third quarter of fiscal 2010, as compared to a loss from operations of $1.4 million for the comparable period last year. On a sequential basis, income from operations was up $0.1 million, or 7.7%, from income from operations of $1.3 million for the second quarter of 2010.

Net income was $0.8 million for the third quarter of fiscal 2010, as compared to a net loss of $0.9 million in the comparable period last year and net income of $1.3 million in the second quarter of 2010.

Basic and diluted earnings per share for the third quarter of fiscal 2010 was $0.11 as compared to a loss per share of $0.12 for the comparable period last year.

Willdan generated $3.0 million in cash flow from operations in the third quarter of fiscal year 2010.

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Nine Months 2010 Results

For the nine months ended October 1, 2010, revenue was $58.0 million, up $10.8 million, or 22.9%, from revenue of $47.2 million in the comparable period last year. Income from operations was $3.0 million for the nine months ended October 1, 2010 as compared to a loss from operations of $3.5 million for the comparable period last year. Net income was $2.4 million for the nine months ended October 1, 2010 as compared to a net loss of $2.2 million for the comparable period last year.

Basic and diluted earnings per share for the nine months ended October 1, 2010 was $0.34, as compared to a basic and diluted loss per share of $0.31 for the comparable period last year.

Willdan generated $1.3 million in cash flow from operations in the nine months ended October 1, 2010.

	Three Months Ended		Nine Months Ended
In thousands (except per share data)	October 1, 2010	October 2, 2009	October 1, 2010	October 2, 2009
Revenue	$20,706	$14,561	$58,024	$47,230

Income (loss) from operations	1,394	(1,385)	3,044	(3,523)
Interest income	3	4	9	27
Interest expense	(11)	(9)	(37)	(29)
Other, net	(3)	2	17	(1)
Income tax expense (benefit)	595	(510)	595	(1,296)
Net income (loss)	$788	$(878)	$2,438	$(2,230)

Earnings (loss) per share
Basic and diluted	$0.11	$(0.12)	$0.34	$(0.31)

Weighted average shares outstanding:

Basic	7,236	7,204	7,229	7,187
Diluted	7,318	7,204	7,274	7,187

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net income (loss) plus net interest expense, income tax (benefit) expense, depreciation and amortization, lease abandonment (recovery) expense, and loss (gain) on sales of equipment. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income. Willdan believes Adjusted EBITDA enables management to separate unusual or infrequent income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain unusual or infrequent income and expense items, which may facilitate comparison of its results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA increased $5.5 million to $3.7 million for the nine months ended October 1, 2010 from $(1.8) million for the comparable period last year.

The following is a reconciliation of net income (loss) to Adjusted EBITDA:

	Nine Months Ended
In thousands	October 1, 2010	October 2, 2009

Net income (loss)	$2,438	$(2,230)
Interest income	(9)	(27)
Interest expense	37	29
(Gain) loss on sale of equipment	(17)	1
Income tax expense (benefit)	595	(1,296)
Depreciation and amortization	752	1,531
Lease abandonment (recovery) expense, net	(62)	176
Adjusted EBITDA	$3,734	$(1,816)

Liquidity and Capital Resources

Willdan had $7.6 million in cash and cash equivalents at October 1, 2010, compared with $8.4 million at January 1, 2010. Willdan has a $5.0 million revolving line of credit under a credit agreement with its bank. At October 1, 2010, there was $1.0 million in outstanding borrowings under this agreement.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on November 11, 2010 at 5:00 p.m. Eastern/2:00 p.m. Pacific, to further discuss the Company’s financial results.

Interested parties may participate in the conference call by dialing 800-762-8779 (480-629-9771 for international callers). When prompted, ask for the “Willdan Group, Inc., Third Quarter 2010 Conference Call.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through November 25th, 2010, by dialing 800-406-7325 (303-590-3030 for international callers). The replay access code is 4374819. The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan is a provider of outsourced services to public and private agencies and utilities located primarily in California and New York. Willdan assists cities, public utilities and other government agencies and, to a lesser extent, private industry with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, energy efficiency, water conservation, renewable resource strategy, financial and economic consulting, and disaster preparedness and homeland security. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended January 1, 2010 filed on March 30, 2010. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

 WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 1, 2010	January 1, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,605,000	$8,445,000
Accounts receivable, net of allowance for doubtful accounts of $1,194,000 and $1,862,000 at October 1, 2010 and January 1, 2010, respectively	11,417,000	10,097,000
Costs and estimated earnings in excess of billings on uncompleted contracts	11,907,000	6,649,000
Income tax receivable	55,000	51,000
Other receivables	238,000	73,000
Prepaid expenses and other current assets	1,109,000	1,500,000
Total current assets	32,331,000	26,815,000

Equipment and leasehold improvements, net	1,299,000	1,596,000
Goodwill	12,475,000	10,371,000
Other intangible assets, net	129,000	149,000
Other assets	409,000	318,000
Deferred income taxes, net of current portion	1,083,000	1,083,000
Total assets	$47,726,000	$40,332,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$823,000	$488,000
Accounts payable	2,944,000	1,457,000
Accrued liabilities	7,327,000	4,509,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,275,000	1,030,000
Borrowings under line of credit	1,000,000	1,000,000
Current portion of notes payable	3,000	23,000
Current portion of capital lease obligations	115,000	125,000
Current portion of deferred income taxes	1,479,000	1,479,000
Total current liabilities	14,966,000	10,111,000

Capital lease obligations, less current portion	74,000	82,000
Deferred lease obligations	862,000	1,022,000
Total liabilities	15,902,000	11,215,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,244,000 and 7,208,000 shares issued and outstanding at October 1, 2010 and January 1, 2010, respectively	72,000	72,000
Additional paid-in capital	33,709,000	33,440,000
Accumulated deficit	(1,957,000)	(4,395,000)
Total stockholders’ equity	31,824,000	29,117,000
Total liabilities and stockholders’ equity	$47,726,000	$40,332,000

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WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2010	2009	2010	2009

Contract revenue	$20,706,000	$14,561,000	$58,024,000	$47,230,000

Direct costs of contract revenue:
Salaries and wages	5,570,000	4,437,000	16,196,000	13,729,000
Sub-consultant services	5,433,000	1,772,000	10,912,000	6,380,000
Other direct costs	448,000	306,000	3,434,000	2,133,000
Total direct costs of contract revenue	11,451,000	6,515,000	30,542,000	22,242,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	4,093,000	4,798,000	13,019,000	15,346,000
Facilities and facility related	1,117,000	1,104,000	3,246,000	3,340,000
Stock-based compensation	52,000	74,000	180,000	216,000
Depreciation and amortization	231,000	302,000	741,000	1,531,000
Lease abandonment (recovery) expense, net	(75,000)	195,000	(62,000)	176,000
Other	2,443,000	2,958,000	7,314,000	7,902,000
Total general and administrative expenses	7,861,000	9,431,000	24,438,000	28,511,000
Income (loss) from operations	1,394,000	(1,385,000)	3,044,000	(3,523,000)

Other income (expense):
Interest income	3,000	4,000	9,000	27,000
Interest expense	(11,000)	(9,000)	(37,000)	(29,000)
Other, net	(3,000)	2,000	17,000	(1,000)
Total other income (expense), net	(11,000)	(3,000)	(11,000)	(3,000)
Income (loss) before income taxes	1,383,000	(1,388,000)	3,033,000	(3,526,000)

Income tax expense (benefit)	595,000	(510,000)	595,000	(1,296,000)
Net income (loss)	$788,000	$(878,000)	$2,438,000	$(2,230,000)

Earnings (loss) per share:
Basic and diluted	$0.11	$(0.12)	$0.34	$(0.31)

Weighted-average shares outstanding:
Basic	7,236,000	7,204,000	7,229,000	7,187,000
Diluted	7,318,000	7,204,000	7,274,000	7,187,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	October 1, 2010	October 2, 2009
Cash flows from operating activities:
Net income (loss)	$2,438,000	$(2,230,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	752,000	1,531,000
Lease abandonment (recovery) expense, net	(62,000)	176,000
(Gain) loss on sale of equipment	(17,000)	1,000
Provision for doubtful accounts	259,000	1,071,000
Stock-based compensation	180,000	216,000
Changes in operating assets and liabilities:
Accounts receivable	(1,578,000)	1,737,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(5,259,000)	801,000
Income tax receivable	(4,000)	(276,000)
Other receivables	(165,000)	(12,000)
Prepaid expenses and other current assets	391,000	606,000
Other assets	(92,000)	39,000
Accounts payable	1,487,000	(1,098,000)
Accrued liabilities	2,817,000	(702,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	245,000	157,000
Deferred lease obligations	(97,000)	(269,000)
Net cash provided by operating activities	1,295,000	1,748,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(363,000)	(157,000)
Proceeds from sale of equipment	31,000	—
Payments for business acquisition	(2,103,000)	(2,372,000)
Net cash used in investing activities	(2,435,000)	(2,529,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	335,000	655,000
Payments on notes payable	(20,000)	(35,000)
Borrowings under line of credit	8,970,000	1,247,000
Repayments of line of credit	(8,970,000)	(1,247,000)
Principal payments on capital lease obligations	(102,000)	(133,000)
Proceeds from sales of common stock under employee stock purchase plan	87,000	84,000
Net cash provided by financing activities	300,000	571,000
Net (decrease) increase in cash and cash equivalents	(840,000)	(210,000)
Cash and cash equivalents at beginning of the period	8,445,000	8,144,000
Cash and cash equivalents at end of the period	$7,605,000	$7,934,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$35,000	$31,000
Income taxes	5,000	1,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital lease obligations	$88,000	$53,000

SOURCE:  Willdan Group, Inc.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel:  714-940-6300

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700 x11

mconlon@finprofiles.com